UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2017

Kush Bottles, Inc.

(State or other jurisdiction of incorporation)

Nevada	000-55418	46-5268202
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

1800 Newport Circle, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 243-4311

____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2017, Kush Bottles, Inc. (the “Company”) and KBCMP, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement of Merger (the “Merger Agreement”) with Lancer West Enterprises, Inc, a California corporation, Walnut Ventures, a California corporation, Jason Manasse, an individual, and Theodore Nicols, an individual, pursuant to which each of Lancer West Enterprises, Inc and Walnut Ventures were merged with and into Merger Sub, with Merger Sub as the surviving corporation, resulting in the Company’s indirect acquisition of CMP Wellness, LLC, a California limited liability company, which prior to the merger, was owned 100% by Lancer West Enterprises, Inc and Walnut Ventures. CMP Wellness, LLC is a distributor of vaporizers, cartridges and accessories.

The purchase price payable to Jason Manasse and Theodore Nicols at the closing of the merger in exchange for consummating the merger was comprised of an aggregate of $1.5 million in cash, unsecured promissory notes in the aggregate principal amount of approximately $0.77 million, having a one-year maturity, and an aggregate of 7.8 million shares of the Company’s common stock. The purchase price is subject to customary post-closing adjustments with respect to confirmation of the levels of working capital and cash held by CMP Wellness, LLC as of the closing.  During the-one year period following the closing, Jason Manasse and Theodore Nicols may become entitled to receive up to an additional approximately $1.9 million in cash, in the aggregate, and approximately 4.7 million shares of common stock of the Company, in the aggregate, based on the future performance of CMP Wellness, LLC.

The parties to the Merger Agreement made customary representations and warranties and agreed to customary covenants, including, obligations on the part of the Company to indemnify Jason Manasse and Theodore Nicols, and obligations on the part of Jason Manasse and Theodore Nicols to indemnify the Company, for losses that a party may incur, as a result of, among other things, inaccuracies in or breaches of representations, warranties and covenants of another party.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.  The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company, Merger Sub or CMP Wellness, LLC. In particular, the representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Merger Sub or CMP Wellness, LLC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.

Pursuant to the Merger Agreement, the Company issued and sold to Jason Manasse and Theodore Nicols an aggregate of 7.8 million shares of the Company’s common stock in exchange for their willingness to enter into the Merger Agreement and consummate the merger. The Company may be obligated to issue up to an aggregate of approximately 4.7 million additional shares of the Company’s common stock to Jason Manasse and Theodore Nicols based on the future performance of CMP Wellness, LLC. The number of shares issued at closing, and the number of shares that that may be issuable after closing, were calculated based on a negotiated price per share of common stock of the Company of $2.50. No underwriting discounts or commissions have been or will be paid in connection with the issuances and sales.

The issuance and sale of the shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The shares were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and corresponding provisions of California securities laws, as the sale and issuance constitutes a transaction by an issuer not involving any public offering. As part of the Merger Agreement, each of Jason Manasse and Theodore Nicols represented, and prior to any future issuance, will be required to represent, to the Company that shares of common stock of the Company being purchased by him are being acquired solely for his account for investment and not with a view to or for sale or distribution of thereof.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 8.01 Other Events.

On May 3, 2017, the Company issued a press release announcing the completion of the acquisition of CMP Wellness, LLC. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4), the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

2.1	Merger Agreement, dated as of May 1, 2017, by and among Kush Bottles, Inc., KBCMP, Inc., Lancer West Enterprises, Inc, Walnut Ventures, Jason Manasse, and Theodore Nicols.*
99.1	Kush Bottles, Inc. Press Release dated May 4, 2017

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.

Date: May 4, 2017	By: /s/ Nicholas Kovacevich
Nicholas Kovacevich
Chief Executive Officer

EXHIBIT INDEX

Number	Description

2.1	Merger Agreement, dated as of May 1, 2017, by and among Kush Bottles, Inc., KBCMP, Inc., Lancer West Enterprises, Inc, Walnut Ventures, Jason Manasse, and Theodore Nicols.*
99.1	Kush Bottles, Inc. Press Release dated May 4, 2017

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.